UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2011

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 North Mary Avenue

Sunnyvale, California 94085

(408) 220-2200

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 6, 2011, Blue Coat Systems, Inc. (the “Company”) held its Annual Meeting of Stockholders for fiscal year 2011 at the Company’s headquarters in Sunnyvale, California.

On the record date of August 17, 2011, the Company had 42,287,789 shares of common stock outstanding and entitled to vote. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on August 29, 2011.

1.	The following nominees were elected as directors, each to hold office until the fiscal year 2012 Annual Meeting of Stockholders or until such time as his or her successor is elected and qualified, by the vote set forth below:

Nominee	Votes For	Withheld	Broker Non-Vote
Gregory S. Clark	31,034,068	494,896	7,984,186
Brian M. NeSmith	29,362,071	2,166,893	7,984,186
David W. Hanna	29,454,910	2,074,054	7,984,186
James A. Barth	31,244,618	284,346	7,984,186
Keith Geeslin	30,875,920	653,044	7,984,186
James R. Tolonen	30,873,623	655,341	7,984,186
Carol G. Mills	29,385,025	2,143,939	7,984,186

2.	The selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for Fiscal Year 2012 was ratified by the vote set forth below:

Votes For	38,785,344
Votes Against	644,153
Abstentions	83,653
Broker Non-Vote	—

3.	The advisory vote on executive compensation was approved by the vote set forth below:

Votes For	26,308,485
Votes Against	5,201,288
Abstentions	19,191
Broker Non-Vote	7,984,186

4.	The results of the advisory vote on the frequency of holding future advisory votes on executive compensation is set forth below:

One year	28,351,186
Two years	15,071
Three years	3,063,450
Abstentions	99,257

Based on these results, the Company determined to hold an annual advisory vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: October 7, 2011	By:	/s/ Gordon C. Brooks
Gordon C. Brooks
Senior Vice President and Chief Financial Officer